THIS WARRANT AND THE UNDERLYING COMMON SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ON FORM S-8. THE CORPORATION WILL NOT TRANSFER THIS WARRANT OR THE UNDERLYING COMMON SHARES UNLESS THERE IS AN EFFECTIVE REGISTRATION COVERING THE RESALE OF SUCH WARRANTS OR THE RESALE OF SUCH UNDERLYING SHARES, AS THE CASE MAY BE, UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATES SECURITIES LAWS

Void after 5:00 pm, New York Time on December 31, 2000.

                                     WARRANT

                   TO PURCHASE TWO MILLION (2,000,000) SHARES

                               OF COMMON STOCK OF

                                   SATX, INC.

               WHEREAS, SATX (the "Corporation") is agreeable to issue Warrants to purchase shares of its common stock of the Corporation to Terry Byrne (the "Warrantee") in order to establish a mutually beneficial business relationship between the Corporation and Terry Byrne and is willing to offer Terry Byrne the opportunity to become a shareholder in the Corporation.

        THIS IS TO CERTIFY THAT, IN CONSIDERATION OF THE FOREGOING, Terry Byrne of 466 Cote St. Antoine Road, Westmount, QC, Canada H3Y 2J9 (the "Warrantee") is entitled to purchase, subject to the terms and provisions of this Warrant, from the Corporation, a Nevada corporation headquartered at 4710 Eisenhower Blvd, Suite E-1, Tampa, FL 33634 (the "Corporation"), two million (2,000,000) shares of the common stock, $.001 par value per share, of the Corporation at the price and on the terms set forth below:

1.      WARRANTED SHARES AND EXERCISE PRICE.
        This Warrant entitles the Warrantee to purchase 2,000,000shares of common stock of the Corporation (the "Warranted Shares") at a per share price of 500,000 @ $.75, 500,000 @ $1.25, 500,000 @ $1.75, and 500,000 @ $2.25.

2.      EXERCISE OF WARRANT.
        Subject to the provisions hereof, Warrantee may purchase all the Warranted Shares, in whole or in part, at any time, and from time to time, during the period commencing on June 30, 2000 and terminating at 5:00 p.m., New York Time, on December 31, 2000 (the "Exercise Period"). Exercise shall be effected by presentation and surrender of this Warrant (or any Warrant for which this Warrant has been exchanged) to the Corporation at its principal office with a written notice of exercise specifying the number of Warranted Shares being purchased pursuant to such exercise, duly executed and accompanied by payment of the Exercise Price for the number of shares specified. The date of receipt by the Corporation of the foregoing shall be deemed to be the "Exercise Date" and the Warrantee shall be deemed to be the holder of record of the Warranted Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Corporation shall then be closed or that certificates representing such Warranted Shares shall not then be actually delivered to the Warrantee.

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

3.      RESERVATION AND STATUS OF SHARES.
        The Corporation hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of its common shares as shall be required for issuance and delivery upon exercise of this Warrant, and that such shares, when issued in accordance with the terms of this Warrant, shall be validly issued, fully paid, and non-assessable.

4.      FRACTIONAL SHARES.
        Fractional Shares or script representing fractional Shares may be issued upon the exercise of this Warrant.

5.      EXCHANGE OF LOSS OF WARRANT.
        Upon receipt by the Corporation of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and (in the case of loss, theft, of destruction) of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Corporation will execute a new Warrant, which shall not constitute an additional contractual obligation on the part of the Corporation, should this Warrant so lost, stolen, destroyed, or mutilated be at any time enforceable by anyone.

6.      RIGHTS OF THE WARRANTEE.
        Except as provided in the last sentence of Section 2, the Warrantee shall not, by virtue hereof, be entitled to any rights of a shareholder in the Corporation, either at law or equity. The rights of the Warrantee are limited to those expressed in this Warrant and are not enforceable against the Corporation except to the extent set forth herein.

7.      ADJUSTMENTS
        The securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time as follows:

        7.1 In the event that the Corporation shall consolidate or merge into or with another corporation, or in the event that the Corporation shall sell or convey to any other person or persons all or substantially all the property of the Corporation, the Warrantee shall thereafter be entitled upon exercise, to receive the kind and amount of shares, other securities, cash, and property receivable upon such consolidation, merger, sale, or conveyance by a holder of the number of Common Shares which might have been purchased upon exercise of this Warrant for the Exercise Price immediately prior to such consolidation, merger, sale, or conveyance, and shall have no other conversion rights. In any such event, effective provision shall be made, in the certificate or articles of incorporation of the resulting or surviving corporation, in any contracts of sale and conveyance, or otherwise so that, so far as appropriate and as nearly as reasonably may be, the provisions set forth herein for the protection of the rights of the Warrantee of this Warrant shall thereafter be made applicable.

        7.2 In the event that at any time, as a result of an adjustment made pursuant to this section 7, the Warrantee shall become entitled to receive upon exercise of this Warrant cash, property, or securities other than Shares, then references to Shares in this section 7 shall be deemed to apply, so far as appropriate and as nearly as may be, to such cash, property, or other securities.

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

8.      INDEMNIFICATIONS.

        (a) The Corporation shall indemnify and hold harmless the Warrantee and each person, if any, who controls the Warrantee within the meaning of the Securities Act of 1933, as amended (the "Securities Act") from and against any and all losses, claims, damages, expenses or liabilities, joint and several, to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Warrantee and each such controlling person, if any, for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any actions, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, any preliminary prospectus or the final prospectus (or the registration statement or prospectus as from time to time amended or supplemented by the Corporation) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such untrue statement or omission was made in reliance upon and in conformity with information furnished in writing to the Corporation in connection therewith by the Warrantee expressly for use therein. Promptly after receipt by the Warrantee or any person controlling the Warrantee of notice of the commencement of any action in respect of which indemnity may be sought against the Corporation, the Warrantee will notify the Corporation in writing of the commencement thereof, and, subject to the provisions hereinafter stated, the Corporation shall assume the defense of such action (including the employment of counsel, who shall be counsel satisfactory to the Warrantee or such person, as the case may be, and the payment of legal expenses), insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Corporation. The Warrantee or any such controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Corporation unless the employment of such counsel has been specifically authorized by the Corporation, which authorization shall be given whenever the party seeking indemnity has been advised by its counsel that one or more legal defenses may be available to it that are not available to the Corporation or that for other reasons separate representation may be necessary, to avoid a conflict. The Corporation shall not be liable to indemnify any person for any settlement of any such action effected without the consent of the Corporation.

        (b) The Warrantee will indemnify and hold harmless the Corporation, each of its directors and each of its officers who have signed the registration statement and each person, if any, who controls the Corporation within the meaning of the Securities Act from and against any and all losses, claims, damages, expenses of liabilities, joint and several, to which they are or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Corporation and each such director, officer or controlling person for any legal and other expenses reasonably incurred by any of them in connection with investigating or defending any actions, whether or not resulting

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

               in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary prospectus or in the final prospectus (or the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Corporation in connection therewith by the Warrantee expressly for use therein. Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against the Warrantee, the Corporation will notify the Warrantee in writing of the commencement thereof, and the Warrantee shall, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel, who shall be counsel satisfactory to the Corporation, and the payment of legal expenses) insofar as such action shall relate to an alleged liability in respect of which indemnity may be sought against the Warrantee. The Corporation and each such director, officer or controlling person shall have right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Warrantee unless the employment of such counsel has been specifically authorized by the Warrantee, which authorization shall be given whenever separate representation may be necessary to avoid a conflict. The Warrantee shall not be liable to indemnify any person of any settlement of any such action effected without the consent of the Warrantee.

        (c) The indemnity provisions of this Section 8 shall be in addition to any liability the indemnitor may otherwise have.

9.      OFFICER'S CERTIFICATE.
        Whenever the number or kind of the securities purchasable upon exercise of this Warrant shall be adjusted as required by the provisions of Section 7, above, the Corporation shall forthwith file with its Secretary or Assistant Secretary at its principal office an officer's certificate showing the adjusted number and/or kind of securities purchasable upon exercise of this Warrant determined as herein provided and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustments. Each such officer's certificate shall be made available at all reasonable times for inspection by the Warrantee and the Corporation shall, forthwith after each adjustment, mail by certified mail a copy of such certificate to the Warrantee.

10.     NOTICES TO WARRANTEE.
        So long as this Warrant shall be outstanding, if the Corporation shall propose to take any action that would cause an adjustment to be made pursuant to
Section 7, the Corporation shall mail by certified mail or recognized overnight courier, in all cases with written proof of receipt required, to the Warrantee, before, or not later than 15 days after, the date on which such adjustment would become effective, a notice setting forth in reasonable detail the action so taken.

11.     NOTICE.
        Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return

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


receipt requested, or delivered by recognized overnight courier, in all cases with written proof of receipt requested, if to the Warrantee, at:



                                            Terry Byrne
                                            466 Cote St. Antoine Road
                                            Westmount, QC, Canada  H3Y 2J9


and if to the Corporation, at:

                                            SATX, Inc.
                                            4710 Eisenhower Blvd, Suite E-1
                                            Tampa, FL 33634
                                            Attn: Merrit Jensen.
                                                  President

with a copy to:                             Frohling Hudak & Pellegrino, LLC.
                                            425 Eagle Rock Avenue
                                            Roseland, NJ  07068
                                            Attn:  Linda Pellegrino, Esq.

or such other address as a party shall so notify the other party in writing. Any notice or other communication given hereunder shall be deemed given at the time of receipt thereof.

12.     GENERAL.
        13.1 Any masculine personal pronoun shall be considered to mean the corresponding feminine or neuter personal pronoun, as the context requires.

        13.2 This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, United States of America.

        13.3 All sections or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

        13.4 In computing any period of time pursuant to this Agreement, the day of the act, event of default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday, or a legal holiday, in which event the period to run on the next day which is not a Saturday, Sunday, or a legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday, or a legal holiday.

        13.5 This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

        13.6 The parties hereto shall execute and deliver all documents, provide information and take to forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

        13.7 Nothing herein shall be construed to be to benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

        13.8 The provisions of this Warrant shall be binding upon and inure to the benefit of (i) the parties hereto, (ii) the successors and assigns of the Corporation, (iii) provided however, that this Warrant shall be deemed personal to the Warrantee and may not be assigned by it without the consent of the Corporation.

Dated:_______________                              SATX, INC.



                                                   By:______________________
                                                      PRESIDENT

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